UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As of June 13, 2012, Concur Technologies, Inc. (“Concur”) entered into a lease agreement with Kilroy Realty, L.P. (“Landlord”) for office space located at 601 108th Avenue Northeast, Bellevue, Washington (the “Lease”). Concur’s purpose for entering into the Lease is to relocate its current corporate headquarters to the new office space located at 601 108th Avenue Northeast, Bellevue, Washington, which it anticipates will be completed for occupancy in May 2013.

Under the Lease, which provides for an initial ten-year term with an option to renew the lease for an additional five years, Concur initially will occupy approximately 122,742 square feet of space and pay Landlord approximately $3.5 million in base rent per year over the initial term of the Lease, subject to an annual increase equal to three percent of the then-current base rent. The Lease will expire ten years after the lease commencement date, unless renewed or extended pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: June 19, 2012	By:	/s/ Francis J. Pelzer V
Francis J. Pelzer V Chief Financial Officer (principal financial officer and duly authorized officer)